Exhibit 99.1

Freshpet, Inc. Reports Second Quarter 2018 Financial Results

SECAUCUS, N.J. – August 6, 2018 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its second quarter and six months ended June 30, 2018.

Second Quarter 2018 Financial Highlights Compared to Prior Year Period

•	Net Sales of $47.6 million, up 23.0%
•	Net loss of $3.5 million compared to a net loss of $2.7 million
•	Adjusted EBITDA of $2.5 million compared to $3.2 million

“We are very encouraged by the second quarter results behind our Feed the Growth strategy. In addition to the accelerating consumption growth delivered, we demonstrated the structural cost benefits we get from increased scale.   As a result of the strong year-to-date results, we are raising our net sales guidance for the year,” commented Billy Cyr, Freshpet’s Chief Executive Officer. “We believe that this performance is evidence that we are on track to deliver our 2020 goals and positions us well to continue to fulfill our mission of providing more pets with fresh, all-natural foods that enrich their lives and the relationships with their pet parents.”

Second Quarter 2018

Second quarter 2018 net sales increased 23.0% to $47.6 million, compared to $38.7 million for the second quarter of 2017. The Company’s core fresh refrigerated product offering grew 24.2% as compared to the same period in the prior year.  Net sales for the second quarter of 2018 were driven by velocity and distribution gains.

Gross profit was $22.9 million, or 48.0% as a percentage of net sales for the second quarter of 2018, compared to $18.2 million, or 46.9% as a percentage of net sales, in the same period last year. For the second quarter 2018, Adjusted Gross Profit was $24.4 million, or 51.2% as a percentage of net sales, compared to $19.6 million, or 50.7% as a percentage of net sales, in the prior year period. The Adjusted Gross Profit as a percentage of net sales increase was primarily due to increased efficiencies through scale and production improvements, partially offset by higher raw material and unabsorbed labor costs in advance of a new seven-day operation that will commence in the third quarter of 2018. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $26.3 million for the second quarter of 2018, compared to $20.0 million in the prior year period. As a percentage of net sales, SG&A increased to 55.2% for the second quarter of 2018, compared to 51.6% in the second quarter of 2017. Adjusted SG&A for the second quarter of 2018 was $25.0 million, or a 52.5% as a percentage of net sales, compared to $18.8 million, or 48.6% as a percentage of net sales, in the prior year period. The increase in SG&A as a percentage of net sales was primarily a result of the planned second quarter increased media spend of $3.8 million, partially offset by increased expense leverage on higher sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $3.5 million for the second quarter of 2018 compared to net loss of $2.7 million for the prior year period.

Adjusted EBITDA was $2.5 million for the second quarter of 2018, compared to $3.2 million in the second quarter of 2017. The decrease is primarily due to the increased media spend for 2018. As in prior years, adjusted EBITDA growth will be weighted towards the back half of the year as the Company benefits from its increased media investment in the first half of 2018. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

First Six Months of 2018

Net sales increased 25.4% to $90.8 million, compared to $72.4 million for the first six months of 2017. The Company’s core fresh refrigerated product offering grew 27.6% as compared to the same period in the prior year.  Net sales for the first six months of 2018 were driven by velocity and distribution gains.

Gross profit was $43.0 million, or 47.4% as a percentage of net sales for the first six months of 2018, compared to $34.0 million, or 46.9% as a percentage of net sales, in the same period last year. For the first six months of 2018, Adjusted Gross Profit was $46.0 million, or 50.7% as a percentage of net sales, compared to $36.9 million, or 50.9% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to higher raw material and unabsorbed labor costs in advance of a new seven-day operation that will commence in the third quarter of 2018, partially offset by increased efficiencies through scale and production improvements.

SG&A was $49.8 million for the first six months of 2018 compared to $38.5 million in the prior year period. As a percentage of net sales, SG&A increased to 54.9% for the first six months of 2018, compared to 53.2% in the first six months of 2017. Adjusted SG&A for the second quarter of 2018 was $47.4 million, or 52.2% as a percentage of net sales, compared to $36.4 million, or 50.4% as a percentage of net sales, in the prior year period. The increase in SG&A as a percentage of net sales was primarily a result of the planned media spend increase of $5.8 million, partially offset by increased expense leverage on higher sales.

Net loss was $7.0 million for the first six months of 2018, compared to net loss of $5.5 million for the prior year period.

Adjusted EBITDA was $4.3 million for the first six months of 2018, compared to $5.1 million for the first six months of 2017. The decrease is primarily due to the increased media spend for 2018.

Cash and Net Debt

As of June 30, 2018, the Company had cash and cash equivalents of $1.1 million and $4.0 million of debt outstanding under its $30.0 million revolving credit facility that matures in September 2020. We have the ability to increase the revolving credit facility by an additional $10.0 million, subject to certain conditions.

Outlook

For full year 2018, the Company increased its net sales outlook and reiterated its Adjusted EBITDA outlook compared to the prior year. The Company now expects the following results for the year ending December 31, 2018:

•	To exceed net sales of $190 million, an increase greater than 25% from 2017, and reflects an increase from prior guidance of $185 million
•	To exceed Adjusted EBITDA of $20.0 million, an increase greater than 14%, consistent with prior guidance

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through August 20, 2018. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13681586.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, fees related to a secondary offering, and fees related to the litigation of a securities lawsuit.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, launch expenses, and fees related to the litigation of a securities lawsuit.

Management believes that the non-GAAP financial measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,134,285	$2,184,259
Accounts receivable, net of allowance for doubtful accounts	11,120,231	12,721,521
Inventories, net	10,290,471	10,118,394
Prepaid expenses	1,056,659	1,200,834
Other current assets	1,139,668	732,960
Total Current Assets	24,741,314	26,957,968
Property, plant and equipment, net	102,698,557	100,598,639
Deposits on equipment	3,845,775	4,370,922
Other assets	2,094,846	1,972,805
Total Assets	$133,380,492	$133,900,334
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	10,518,831	9,173,169
Accrued expenses	5,554,830	7,519,348
Borrowings under Credit Facilities	4,000,000	—
Total Current Liabilities	$20,073,661	$16,692,517
Other liabilities	289,845	304,839
Total Liabilities	$20,363,506	$16,997,356
STOCKHOLDERS' EQUITY:
Common stock	35,317	35,132
Additional paid-in capital	316,176,333	312,783,195
Accumulated deficit	(203,012,934)	(195,991,478)
Accumulated other comprehensive income	74,496	76,129
Treasury stock, at cost	(256,226)	—
Total Stockholders' Equity	113,016,986	116,902,978
Total Liabilities and Stockholders' Equity	$133,380,492	$133,900,334

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
NET SALES	$47,624,956	$38,728,364	$90,794,557	$72,405,935
COST OF GOODS SOLD	24,747,064	20,558,527	47,788,647	38,432,821
GROSS PROFIT	22,877,892	18,169,837	43,005,910	33,973,114
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	26,287,523	19,996,958	49,825,467	38,540,706
LOSS FROM OPERATIONS	(3,409,631)	(1,827,121)	(6,819,557)	(4,567,592)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	26,067	(614,586)	3,090	(556,909)
Interest Expense	(97,923)	(189,701)	(166,925)	(365,678)
	(71,856)	(804,287)	(163,835)	(922,587)
LOSS BEFORE INCOME TAXES	(3,481,487)	(2,631,408)	(6,983,392)	(5,490,179)
INCOME TAX EXPENSE	19,032	20,754	38,064	41,508
NET LOSS	(3,500,519)	(2,652,162)	(7,021,456)	(5,531,687)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,500,519)	$(2,652,162)	$(7,021,456)	$(5,531,687)
OTHER COMPREHENSIVE LOSS:
Change in foreign currency translation	$(201,187)	$—	$(1,633)	$—
TOTAL OTHER COMPREHENSIVE LOSS	(201,187)	—	(1,633)	—
TOTAL COMPREHENSIVE LOSS	$(3,701,706)	$(2,652,162)	$(7,023,089)	$(5,531,687)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.10)	$(0.08)	$(0.20)	$(0.16)
-DILUTED	$(0.10)	$(0.08)	$(0.20)	$(0.16)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	35,241,198	34,287,006	35,189,636	34,138,251
-DILUTED	35,241,198	34,287,006	35,189,636	34,158,251

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,021,456)	$(5,531,687)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	(17,443)	47,568
Loss on disposal of equipment and deposits on equipment	76,261	90,873
Share-based compensation	2,394,034	2,159,510
Fair value adjustment for outstanding warrants	—	378,681
Change in reserve for inventory obsolescence	69,074	104,572
Depreciation and amortization	6,795,380	6,195,619
Amortization of deferred financing costs and loan discount	57,551	81,502
Changes in operating assets and liabilities
Accounts receivable	1,618,733	(2,675,424)
Inventories	(241,151)	(2,387,938)
Prepaid expenses and other current assets	(262,533)	(336,634)
Other assets	(14,371)	(147,201)
Accounts payable	1,665,187	1,369,961
Accrued expenses	(1,964,518)	542,836
Other liabilities	(14,994)	—
Net cash flows provided by (used in) operating activities	3,139,754	(107,762)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(8,932,791)	(7,169,300)
Net cash flows used in investing activities	(8,932,791)	(7,169,300)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	999,289	3,544,069
Purchase of stock for tax withholding	(256,226)	—
Proceeds from borrowings under Credit Facilities	6,000,000	2,000,000
Repayment of borrowings under Credit Facilities	(2,000,000)	(1,500,000)
Net cash flows provided by financing activities	4,743,063	4,044,069
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,049,974)	(3,232,993)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,184,259	3,908,177
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,134,285	$675,184

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Gross Profit (as reported)	$22,878	$18,170	$43,006	$33,973
Depreciation expense	1,498	1,448	2,989	2,882
Adjusted Gross Profit	$24,376	$19,618	$45,995	$36,855
Adjusted Gross Profit as a % of Net Sales	51.2%	50.7%	50.7%	50.9%

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Dollars in thousands)
SG&A expenses (as reported)	$26,288	$19,997	$49,825	$38,541
Non-cash share-based compensation	1,213	1,163	2,241	2,053
Litigation expense (a)	93	—	228	—
Adjusted SG&A Expenses	$24,982	$18,834	$47,356	$36,488
Adjusted SG&A Expenses as a % of Net Sales	52.5%	48.6%	52.2%	50.4%

(a)Represents fees associated with a securities lawsuit.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET LOSS AND ADJUSTED EBITDA

(Unaudited)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Net Loss	$(3,501)	$(2,652)	$(7,021)	(5,532)
Depreciation and amortization	3,462	3,146	6,796	6,195
Interest expense	98	190	167	366
Income tax expense	19	21	38	42
EBITDA	$78	$705	$(20)	$1,071
Loss on disposal of equipment	48	85	76	91
Launch expense (a)	1,009	675	1,662	1,431
Non-cash share-based compensation	1,302	1,229	2,394	2,159
Warrant fair valuation (b)	—	487	—	379
Litigation expense (c)	93	—	228	—
Adjusted EBITDA	$2,531	$3,181	$4,340	$5,130

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents the change of fair value for the outstanding common stock warrants.  All warrants were converted to common stock in the third quarter of 2017.

(c)Represents fees associated with a securities lawsuit.